EXHIBIT 4.2

FORM OF WARRANT

BURGER TIME, INC.

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY ONLY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW OR WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”).

Warrant Shares:	Issuance Date: July 31, 2018

FOR VALUE RECEIVED, BURGER TIME, INC., a Delaware corporation (the “Company”), as of July 31, 2018 (the “Issuance Date”), hereby certifies that ____________, or registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company _______________ (______) shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price of $2.00 per share (the “Exercise Price”), subject to adjustment hereunder. This Warrant may be exercised any time after issuance through and including the five (5) year anniversary of the Issuance Date (the “Expiration Date”), subject to the following terms and conditions set out in this Warrant.

1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the Act and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the Act and in accordance with federal and state securities laws.

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3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of the shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

(a) Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment, which is attached hereto and incorporated herein as Exhibit B,duly completed and signed, to the Company at the office specified in or pursuant to Section 10. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

(b) This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 10 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5. Exercise of Warrants.

(a) This Warrant may be exercised at any time and from time to time from and after the Issuance Date and through and including the Expiration Date, for such number of Warrant Shares as is indicated in the form of Election to Purchase, but in no event for more than the Warrant Shares, which is attached hereto and incorporated herein as Exhibit A. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant. At 5:00 P.M., New York time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b) Exercise of this Warrant shall be made upon surrender of this Warrant (or any New Warrant, as applicable), with an Election to Purchase in the form attached hereto (or attached to such New Warrant), appropriately completed and duly signed, to the Company at its address set forth in Section 10.

(c) A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with an Election to Purchase in the form attached hereto (or attached to such New Warrant), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares specified in the Election to Purchase (as such exercise number shall be adjusted to reflect any adjustment in the total number of Warrant Shares issuable to the Warrant Holder per the terms of this Warrant), as set forth herein.

(d) Payment upon exercise may be made at the written option of the Warrant Holder either by cashless exercise, as set forth in Section 6, or in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of Warrant Shares specified in the Election to Purchase (as such exercise number shall be adjusted to reflect any adjustment in the total number of Warrant Shares issuable to the Warrant Holder per the terms of this Warrant) and the Warrant Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable Warrant Shares determined as provided herein.

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(e) The Company shall promptly, but in no event later than five (5) business days after the Date of Exercise as defined herein, issue or cause to be issued and cause to be delivered to, or upon the written order of the Warrant Holder in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the Act. If no such restrictive legend is applicable, upon request of the Warrant Holder, the Warrant Shares will be recorded by book entry with the Company’s transfer agent. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

6. Cashless Exercise.

(a) If at any time after seven (7) months following the Issuance Date and prior to the Expiration Date there is not an effective registration statement on file with the SEC covering the resale of the Warrant Shares by the Warrant Holder, then at such time this Warrant may also be exercised by means of a cashless exercise. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the Warrant Holder in lieu of issuance of the Warrant Shares. Upon a “cashless exercise”, the Warrant Holder shall surrender this Warrant to the Company, together with the Election to Purchase, and the Company shall issue to the Warrant Holder the number of Warrant Shares determined as follows:

X = Y (A-B)/A

where:

X = The number of Warrant Shares to be issued to the Warrant Holder.

Y = The number of Warrant Shares with respect to which this Warrant is being exercised.

A = The fair market value of one Warrant Share.

B = The Exercise Price.

For purposes of this Section 6(a), the fair market value of one Warrant Share shall be determined by the first of the following clauses that applies:

(i) if the Common Stock is traded on a national securities exchange, the fair market value shall be the last sale price on the trading day immediately prior to the Date of Exercise or, if no sale of the Company's Common Stock took place on the trading day immediately prior to the Date of Exercise, then the fair market value shall be the last sale price on the most recent day prior to the Date of Exercise on which trades were made and reported;

(ii) if the Common Stock is traded over-the-counter, the value shall be deemed to be the last sale price on the trading day immediately prior to the Date of Exercise or, if no sale of the Company's Common Stock took place on the trading day immediately prior to the Date of Exercise, then the fair market value shall be the last sale price on the most recent day prior to the Date of Exercise on which trades were made and reported; or

(iii) if there is no active public market for the Common Stock, the fair market value thereof shall be determined in good faith by the Company’s Board of Directors.

(b) For purposes of Rule 144 of the Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the Issuance Date.

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7. Redemption. At any time from the Issuance Date until the Expiration Date, the Company may redeem this Warrant, or any New Warrant that remains outstanding and unexercised, as applicable, at a redemption price of $0.01 for each Warrant Share issuable upon exercise hereof at the time of such redemption, provided that:

(a) The closing price of the Common Stock on either the over-the-counter market or such national securities exchange on which the Common Stock may be listed shall be or exceed $4.00 per share for no fewer than any fifteen (15) trading days, consecutive or not, over the prior thirty (30) day period; and

(b) Written notice of the Company’s intent to redeem has been mailed by the Company to the Warrant Holder at least thirty (30) days prior to the redemption date, during which notice period the Warrant Holder may, as an alternative to redemption, exercise, in whole or in part, the Warrant or the New Warrant, as applicable, if the Company receives the Warrant Holder’s Election to Purchase on a Date of Exercise that is on or before the 30th day after the written notice of redemption has been mailed by the Company.

8. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable up to the next whole number.

9. Adjustment for Certain Events. The number, class, and price of Warrant Shares for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

(a) Subdivisions, Combinations and Other Issuances. If the outstanding shares of Common Stock are divided into a greater number of shares, by forward stock split or otherwise, or a dividend in stock is paid on the Common Stock, then the number of Warrant Shares for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, by reverse stock split or otherwise, then the number of Warrant Shares for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 9(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 9(a).

(b) Merger, Consolidation, Reclassification, Reorganization, Etc. In case of any change in Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Warrant Holder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which the Warrant Holder would have been entitled if, immediately prior to such event, the Warrant Holder had held the number of Warrant Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrant Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Warrant Holder agrees to comply with the provisions of this Warrant.

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(c) Subsequent Equity Sales. If at any time after the Issuance Date for so long as any of the Warrants are outstanding, the Company issues or sells any Common Stock, Convertible Securities, warrants, or Options at or for an effective Per Share Selling Price (as defined below) of less than $1.50, then in each such case the Exercise Price in effect immediately prior to such issue or sale date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at the Exercise Price, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale. This Section 9(c)shall apply and be effective from and after the date hereof, and shall not apply to Exempt Issuances covered by the provisions of the next succeeding paragraph.

As used herein, “Exempt Issuance” means the issuance of (a) shares of Common Stock or Options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose in the aggregate of 10% of the current outstanding shares of Common Stock, (b) Common Stock, Convertible Securities, warrants, or Options upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities or Options, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities or Options shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities or Options, and provided further that to the extent such Convertible Securities or Options expire or terminate unconverted or unexercised, then at such time the Exercise Price shall be readjusted as if such portion of such Convertible Securities or Options had not been issued.

For purposes of this Section 9(c), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Exercise Price shall be used.

For purposes hereof:

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of Convertible Securities or Options, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a transaction in which the purchase price or the conversion, exchange or exercise price is directly or indirectly subject to adjustment or reset based on a future date, future trading prices of the Common Stock, specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or otherwise (but excluding standard stock split anti-dilution provisions or weighted-average anti-dilution provisions similar to that set forth herein, provided that any actual reduction of such price under any such security pursuant to such weighted-average anti-dilution provision shall be included and cause an adjustment hereunder), the Per Share Selling Price shall be the price at which such securities are converted, exchanged, exercised or reset or might have been converted, exchanged, exercised or reset, or the lowest adjustment, as the case may be, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by a majority of the disinterested directors of the Company. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

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10. Notice. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or email transmission or (iii) three (3) business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

(a) If to the Company:

Burger Time, Inc.

Suite 2d

West Fargo, ND 58078

Facsimile No.: (701) 282-2663

Telephone No.: (701) 277-0080

with a copy (which will not constitute notice) to:

Harter Secrest& Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604-2711

Attention: Alexander R. McClean, Esq.

Facsimile No.: (585) 232-2152

Telephone No.: (585) 231-1248

(b) If to the Warrant Holder, to the address set forth for notice in the Securities Purchase Agreement, dated as of the date hereof, between the Warrant Holder and the Company;

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

11. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

(b) Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

(c) Without the prior written consent of the Company, this Warrant, or any of the rights granted hereunder, shall not be transferred, assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) by the Warrant Holder, and shall not be subject to execution, attachment or similar process, unless (i) an effective registration statement is on file with the SEC covering the resale of the Warrant and the Warrant Shares by the Warrant Holder, or (ii) the Warrant and the Warrant Shares are otherwise exempt from the registration requirements under the Act. Any such attempted transfer or disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this section, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

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(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f) The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

(g) This Warrant shall be governed by and construed in accordance with the laws of New York without regard to principles of conflicts of laws.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

THE COMPANY:

BURGER TIME, INC.

By: ___________________

Name: Gary Copperud

Title: Chief Executive Officer

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EXHIBIT A

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

TO: BURGER TIME, INC.

(1)                 The undersigned hereby elects to purchase ______________ shares of the Common Stock of Burger Time, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2)                 Payment shall take the form of (check applicable box):

      [  ]   In lawful money of the United States; or

[   ] [If permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 6 of the Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 6.

(3)                 Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

Name: ___________________________________________________________

Taxpayer ID: ______________________________________________________

Address: _________________________________________________________

(4)                 If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to.

 Name: ___________________________________________________________

Taxpayer ID: ______________________________________________________

Address: _________________________________________________________

(5)                 The undersigned represents that the undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and that the Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

HOLDER:

Name: __________________________________________________________

By: ____________________________________________________________

Title: ___________________________________________________________

Dated: _______, _______

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	______________________________________
(Please Print)
Address:
Phone Number: Email Address:	(Please Print) ______________________________________ ______________________________________
Dated: _______________ __, ______
Holder’s Signature: ______________________
Holder’s Address: ____________________________